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                              EXHIBIT 4.23


                         AMENDMENT AGREEMENT
                         -------------------


     THIS AMENDMENT AGREEMENT, dated as of March 30, 1994 (this
"Agreement"), is among EL DORADO CHEMICAL COMPANY ("EDC"), SLURRY
EXPLOSIVE CORPORATION ("Slurry"), HOUSEHOLD COMMERCIAL FINANCIAL
SERVICES, INC. ("HCFS"), and PRIME FINANCIAL CORPORATION
("Prime").

                              BACKGROUND

A. EDC, Slurry and HCFS are parties to the Second Amended and Restated Working Capital Loan Agreement, dated as of January 21,
1992 (as heretofore and hereafter amended or supplemented, the "Working Capital Loan Agreement").

B.   EDC, Slurry, HCFS, Connecticut Mutual Life Insurance Life
Insurance Company and C.M. Life Insurance Company are parties to the Amended and Restated Secured Credit Agreement, dated as of January 21, 1992 (as heretofore or hereafter amended or supplemented, the "Credit Agreement").

C. HCFS and Equity Bank for Savings, F.A. ("Equity Bank") are parties to the Agreement Regarding Accounts Receivable, dated
May, 1990 (as heretofore or hereafter amended, the "Equity Bank
Agreement").

D. EDC and Prime are parties to an Agreement for Purchase of Receivables, dated as of March 29, 1994 (as amended, supplemented or otherwise modified with Lender's prior written consent, which consent shall not be unreasonably withheld, the "Prime
Receivables Purchase Agreement").

E.   The parties hereto hereby desire to amend the Working
Capital Loan Agreement, the Credit Agreement and the Equity Bank
Agreement in certain respects to reflect the entering into of the Prime Receivables Purchase Agreement.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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1.   Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Working Capital Loan Agreement.

2.   Receivables Purchase Agreement.  The definition of
"Receivables Purchase Agreement" where it appears in the Working
Capital Loan Agreement, the Credit Agreement and the Equity
Agreement shall include the Prime Receivables Purchase Agreement.

3. Agreement of Prime. Prime hereby agrees that it shall have no interest in any funds received from the Lockbox (as defined in the Equity Bank Agreement) or otherwise to the extent that such funds relate to accounts receivable other than Prime's Receivables (hereafter defined) that have been purchased by Prime pursuant to the terms of the Prime Receivables Purchase Agreement (such accounts receivable other than Prime's Receivables, including receivables repurchased by EDC, being hereafter referred to as the "Lender's Receivables"). Prime acknowledges that HCFS has a continuing lien upon, and security interest in, the Lender's Receivables and all funds, cash, instruments, securities and other things of value which are at any time paid, deposited, credited or held or all other property of EDC or Slurry from time to time in the possession or under the control of, or in transit to the Lockbox or Equity Bank, except any of the foregoing which relate to Prime's Receivables, and all proceeds of the foregoing, to the extent they relate to Lender's Receivables.

4. Prime's Receivables. HCFS acknowledges that Prime is from time to time purchasing accounts receivable from EDC pursuant to the terms of the Prime Receivables Purchase Agreement ("Prime's Receivables") it being understood that Prime's Receivables shall not include receivables repurchased by EDC from Prime. Notwithstanding anything in the Working Capital Loan Agreement or the Credit Agreement or other agreements related thereto to the contrary, HCFS acknowledges and agrees that: (i) Prime is the owner of and has a continuing lien upon, and security interest in, all accounts receivable sold to Prime by EDC that are not repurchased by EDC and all funds, cash, instruments, securities and other things of value which are at any time paid, deposited, credited or held, and all other property of EDC from time to time in possession or under control of, and in transit to Prime, and all proceeds of the foregoing, to the extent that they relate to Prime's Receivables; (ii) it has no security interest or lien in and to the Prime Receivables or the proceeds thereof; and (iii) it has no interest in any funds, cash, installments, securities, collections and other things of value which relate to Prime's Receivables (including, but not limited to, funds in the Lockbox that relate to Prime's Receivables).

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5.   Prime Receivables Purchase Agreement.  EDC and Prime each
hereby agree that it shall not amend or modify the Prime
Receivables Purchase Agreement without the prior written consent of HCFS and Bank IV.

6.   Reliance.  Bank IV may rely on Section 4 of this Agreement.

7. Cooperation. The parties hereto hereby agree that they shall cooperate with each other, in good faith, to execute and deliver such other documents as such other party may reasonably request in order to further effect the terms of this Agreement.

8. Miscellaneous. EDC hereby agrees to pay, or reimburse HCFS for, on demand, any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with this Agreement. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. The Credit Agreement, the Working Capital Loan Agreement and the Equity Bank Agreement, as amended hereby, remain in full force and effect.

9.   Termination.  This Agreement shall terminate on August 31,
1994.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date above written.

                                EL DORADO CHEMICAL COMPANY


                                By
                                  -------------------------------
                                Name
                                    -----------------------------
                                Title
                                     ----------------------------

                                SLURRY EXPLOSIVE CORPORATION


                                By
                                  -------------------------------
                                Name
                                    -----------------------------
                                Title
                                     ----------------------------

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                                HOUSEHOLD COMMERCIAL FINANCIAL
                                  SERVICES, INC.



                                By
                                  -------------------------------
                                Name
                                    -----------------------------
                                Title
                                     ----------------------------


                                PRIME FINANCIAL CORPORATION



                                By
                                  -------------------------------
                                Name
                                    -----------------------------
                                Title
                                     ----------------------------

ACKNOWLEDGED:

BANK IV, OKLAHOMA, N.A.


By
  -------------------------------
Name
    -----------------------------
Title
     ----------------------------

EQUITY BANK FOR SAVINGS, F.A.



By
  -------------------------------
Name
    -----------------------------
Title
     ----------------------------

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